UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2021 (May 20, 2021)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

    Effective as of May 20, 2021, the Rights Agreement dated May 21, 2020 between Insperity, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agreement”) expired in accordance with its terms. The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement. As a result, the stock purchase rights under the Rights Agreement have been terminated and are no longer effective.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    In connection with the expiration of the Rights Agreement described in Item 3.03 above, the Company filed a certificate of elimination with the Secretary of State of the State of Delaware on May 25, 2021. The certificate of elimination, which was effective upon filing, eliminated from the amended and restated certificate of incorporation of the Company all matters set forth in the certificate of designations with respect to the Series A Preferred Stock. No shares of the Series A Preferred Stock were issued or outstanding at the time of the filing of the certificate of elimination. A copy of the certificate of elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

    On May 24, 2021, the Company held its 2021 Annual Meeting at its corporate headquarters in Kingwood, Texas. The results of the matters submitted to a vote of the stockholders at the 2021 Annual Meeting were as follows:

(i)To elect the persons named below as Class II directors for a term expiring at the 2024 annual meeting of stockholders:

Director	For	Against	Abstain	Broker Non-Votes

Carol R. Kaufman	28,976,456	2,583,238	15,816	4,026,546
John L. Lumelleau	30,060,645	1,498,769	16,096	4,026,546
Paul J. Sarvadi	28,829,566	2,722,959	22,985	4,026,546

(ii)To cast an advisory vote to approve the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes

26,710,940	4,795,653	68,917	4,026,546

(iii)To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021:

For	Against	Abstain

34,152,183	1,430,101	19,772

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Number		Exhibit
3.1	—	Certificate of Elimination with Respect to Series A Junior Participating Preferred Stock of Insperity, Inc.
104	—	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    INSPERITY, INC.

    By:     /s/ Daniel D. Herink
        Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: May 26, 2021